SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Matthew Peltz

Josh Frank

James A. Rasulo

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-K, L.P.

Isaac Perlmutter

The Laura & Isaac Perlmutter Foundation Inc.

Object Trading Corp.

Isaac Perlmutter T.A.

Zib Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

From time to time, Trian Fund Management, L.P. (“Trian”), in connection with its solicitation of proxies for the 2024 annual meeting of shareholders of The Walt Disney Company (the “Company”), may:

•	publish the material filed herewith as Exhibit 1 (the “Website Material”), or portions thereof, to its website, www.RestoretheMagic.com (the “Website”), or to its X (formerly known as Twitter), LinkedIn, Facebook, Instagram, Reddit and YouTube pages (the “Social Media Pages”) or various other social media channels, or may otherwise disseminate the Website Material to the Company’s shareholders;
•	publish the posts filed herewith as Exhibit 2 (the “Social Media Posts”) to the Social Media Pages or various other social media channels or to the Website, or may otherwise disseminate the Social Media Posts to the Company’s shareholders;
•	disseminate to the Company’s shareholders the communication filed herewith as Exhibit 3 (the “Communication”) and, from time to time, Trian may publish the Communication, or portions thereof, to the Website or to the Social Media Pages or various other social media channels, or may otherwise disseminate the Communication to the Company’s shareholders; and
•	share the article filed herewith as Exhibit 4 (the “Article”), or portions thereof, to the Website or to the Social Media Pages or various other social media channels, or may otherwise disseminate the Article to the Company’s shareholders.

Exhibit 1

Restore the Magic | Trian Partners
BOARD CANDIDATES MATERIALS THIRD-PARTY PERSPECTIVES ABOUT TRIAN PARTNERS HOW YOU CAN HELP HOW TO VOTE

Egan-Jones Recommends Disney Shareholders Vote "FOR" Nelson Peltz and Jay Rasulo

Joins ISS in Recognizing the Need for Board Change at Disney

Egan-Jones Recommends Shareholders Vote "FOR" Nelson Peltz and Jay Rasulo and ***"WITHHOLD"** on Maria Elena Lagomasino and Michael B.G. Froman*

NEW YORK, March 27, 2024 – The Trian Group,[1] which beneficially owns over $3.5 billion of common stock in The Walt Disney Company (NYSE: DIS), today announced that Egan-Jones is the second independent proxy advisory firm, along with Institutional Shareholder Services Inc. ("ISS"), to recommend that shareholders vote for change in the composition of the Disney board. Specifically, Egan-Jones recommends that Disney shareholders vote **"FOR"** both of Trian's nominees, Nelson Peltz and Jay Rasulo, and **"WITHHOLD"** on Maria Elena Lagomasino and Michael B.G. Froman in connection with Disney's annual meeting on April 3, 2024. Last week, ISS recommended that shareholders vote "**FOR**" Mr. Peltz and "**WITHHOLD**" on Ms. Lagomasino.

Egan-Jones concluded: "We see very little downside and a lot of upsides in putting the Trian Nominees on the Board." Among the reasons Egan-Jones cited for the need for change at Disney were:

- "The apparent lack of a … long-term succession plan."
- "A Board that appears cutoff and unwilling to engage with investors and the broader market."
- "A business model, we believe to be built for the last decade, but not forward looking and flexible enough to ensure success in the next."
- "A desire to protect the status quo for as long as possible and at all costs."
- "Mediocre financial performance and the resultant lower valuation."

Similarly, ISS concluded that "incremental change is needed at the company due to multi-year underperformance [relative to] the company's peers and chosen benchmark, operational challenges, and most critically, a repeated failure on the part of the board to oversee the cultivation of a successor…"

In supporting the election of Mr. Peltz and the withholding of support for Ms. Lagomasino, ISS wrote that:

- Nelson Peltz is "well positioned to provide the catalyst that this board apparently needs to improve its effectiveness."
- "Dissident nominee Peltz, as a significant shareholder, could be additive to the succession process, providing assurance to other investors that the board is properly engaged this time around. He could also help evaluate future capital allocation decisions."
- "Moreover, multi-year concerns surrounding Lagomasino's role as a compensation committee member strengthen the case that Peltz's addition, on balance, would appear a net positive."

To ensure the election of Nelson Peltz and Jay Rasulo, it is essential that shareholders vote **"FOR" Nelson Peltz** and **Jay Rasulo**, and **"WITHHOLD"** on **Maria Elena Lagomasino, Michael B.G. Froman, and all three Blackwells Nominees**. As Disney's annual meeting is one week away, it is important that shareholders vote TODAY. Every vote is important. The deadline for shareholders to vote by telephone or electronically is April 2, 2024, at 11:59pm ET.

For more information, including voting instructions, visit our website: www.RestoreTheMagic.com.

About Trian Fund Management, L.P.

Founded in 2005, Trian Fund Management, L.P. ("Trian") is a multi-billion dollar investment management firm. Trian is a highly engaged shareowner that combines concentrated public equity ownership with operational expertise. Leveraging the 40+ years' operating experience of our Founding Partners, Nelson Peltz and Peter May, Trian seeks to invest in high quality but undervalued and underperforming public companies and to work collaboratively with management teams and boards to help companies execute operational and strategic initiatives designed to drive long-term sustainable earnings growth for the benefit of all stakeholders.

Media Contacts:

Anne A. Tarbell
(212) 451-3030
atarbell@trianpartners.com

Paul Caminiti / Pamela Greene / Jacqueline Zuhse
Reevemark
(212) 433-4600
Trian@reevemark.com

Investor Contacts:

Matthew Peltz
(212) 451-3060
mpeltz@trianpartners.com

Ryan Bunch
(212) 451-3176
rbunch@trianpartners.com

Bruce Goldfarb / Pat McHugh
Okapi Partners LLC
(212) 297-0720
(877) 629-6357
info@okapipartners.com

Edward McCarthy / Richard Grubaugh / Thomas Germinario
D.F. King & Co., Inc.
(212) 229-2634
Disney@dfking.com

Disclaimer

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of Trian Fund Management, L.P. and its affiliates ("Trian"), and are based on publicly available information with respect to The Walt Disney Company ("Disney" or the "Company"). Trian recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Trian's conclusions. Trian reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. Trian disclaims any obligation to update the information or opinions contained in this press release, except as required by law. For the avoidance of doubt, this press release is not affiliated with or endorsed by Disney.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Funds, investment vehicles, and accounts managed by Trian currently beneficially own shares of the Company. These funds, investment vehicles, and accounts are in the business of trading – buying and selling – securities and intend to continue trading in the securities of the Company. You should assume such funds may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," "once again," "achieve," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian.

The estimates, projections and potential impact of the opportunities identified by Trian herein are based on assumptions that Trian believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

Trian has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Trian does not endorse third-party estimates or research which are used herein solely for illustrative purposes.

Important Information

Trian Fund Management, L.P., together with Nelson Peltz, Peter W. May, Josh Frank, Matthew Peltz, Isaac Perlmutter, James A. Rasulo, Trian Fund Management GP, LLC, Trian Partners, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Master Fund, L.P., Trian Partners Co-Investment Opportunities Fund, Ltd., Trian Partners Fund (Sub)-G, L.P., Trian Partners Strategic Investment Fund-N, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-K, L.P., The Laura & Isaac Perlmutter Foundation Inc., Object Trading Corp., Isaac Perlmutter T.A., and Zib Inc. (collectively, the "Participants") filed a definitive proxy statement and accompanying form of blue proxy card (as supplemented and amended on February 12, 2024, the "Definitive Proxy Statement") with the Securities and Exchange Commission (the "SEC") on February 1, 2024 to be used in connection with the 2024 annual meeting of shareholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV AND TRIAN'S WEBSITE, HTTPS://RESTORETHEMAGIC.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO EITHER OF TRIAN'S PROXY SOLICITORS, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, NEW YORK, NY 10036 (SHAREHOLDERS CAN E-MAIL INFO@OKAPIPARTNERS.COM OR CALL TOLL-FREE: (877) 629-6357), OR D.F. KING & CO., INC., 48 WALL STREET, NEW YORK, NY 10005 (SHAREHOLDERS CAN E-MAIL DISNEY@DFKING.COM OR CALL TOLL-FREE: (800) 207-3158).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Source 1: Please refer to the definitive proxy statement, filed with the United States Securities and Exchange Commission by Trian Fund Management L.P. and certain of its affiliates and other persons (the "Definitive Proxy Statement") for information regarding the members of the "Trian Group." Nelson Peltz beneficially owns Disney shares worth approximately $3.5 billion and Jay Rasulo owns Disney shares worth approximately $800,000, in each case as further detailed in the Definitive Proxy Statement. Note that ownership position values are based on Disney's share price at the close of business on March 26, 2024.

Trian has neither sought nor obtained consent from any third party to use previously published information in this press release, including any quotes used in this press release.

Exhibit 2

Video Transcript:

Renee Soto: I want to remind everyone who has questions about voting mechanics to visit restorethemagic.com, where there's an FAQ that will explain the universal proxy card. With that, let's go to the questions. First question is what if I do not get a blue card? How should I vote to support Trian?

Nelson Peltz: Jay, tell them.

Jay Rasulo: You can vote for Nelson and me on any card, white, blue or green. And we're asking you to withhold votes from Ms. Lagomasino and Mr. Froman and also all of the Blackwell candidates.

Restore The Magic

"[Nelson Peltz] asked tough questions and challenged our thinking—as any good director does—but was not disruptive or disrespectful." – Letter to Disney's board from public company directors who have worked with Trian's Nominee Peltz, 3/21/24. #RestoreTheMagic

RESTORE THE MAGIC
"Nelson often catalyzed robust, productive discussions that helped move our companies forward."
3/21/24 letter to Disney's board, signed by 13 current and former public company executives and directors who have worked with Nelson Peltz
Click here for more important information

Nelson Peltz's Approach to Constructive Boardroom Debate | Trian

restorethemagic.com · 2 min read

Restore The Magic
@RestoringMagic

Attention Disney Shareholders: already voted? Only your last vote counts. For help with your proxy card or questions on how to vote for Trian's nominees, Nelson Peltz and Jay Rasulo, reach out to to help@trianpartners.com or visit our FAQ here:

RESTORE THE MAGIC
DISNEY SHAREHOLDERS:
MAKE YOUR (LAST) VOTE COUNT.
Click here for more important information
$DIS Shareholders: It All Comes Down to Your (Last) Vote. | Trian

From restorethemagic.com

Restore The Magic
@RestoringMagic

Calling all $DIS shareholders: questions about the voting process? Email us at help@trianpartners.com or click here for everything you need to know about how to vote FOR Trian's Nominees Nelson Peltz and Jay Rasulo.

RESTORE THE MAGIC
DISNEY SHAREHOLDERS:
THE CLOCK IS TICKING.
MAKE YOUR VOICE HEARD.
Click here for more important information
Disney Shareholders, It's Time to Vote for Change. Trian Can Help.

From restorethemagic.com

Restore The Magic
@RestoringMagic

Disney shareholders, your proxy card is your ticket to ride. If you need help voting FOR Trian's Nominees Nelson Peltz and Jay Rasulo, reach out to help@trianpartners.com or click here:

Restore the Magic
Disney Shareholders, We Can Help With Your Voting Questions
Click here for more important information

Disney Shareholders, Need Help With Your Proxy Card? | Trian

From restorethemagic.com

Video Transcript:

Nelson Peltz: We are all in the same boat, we’re shareholders of Disney. Jay Rasulo and I are running for the board of Disney to help fix this company and restore the magic.

Restore The Magic
@RestoringMagic

Buying $DIS stock over the last 10 years has been a losing proposition. Of the 2,519 trading days in the decade leading up to Oct. 6, 2023—when Trian renewed its bid for board seats—investors' $DIS shares would be worth less than they paid on 93% of those days.

Disney's Decade of Shareholder Disenchantment
Restore The Magic
2,333
Trading Days Where Investors Who Bought Disney Stock in the Last Decade Would be Underwater
186
Trading Days Where Investors Who Bought Disney Stock in the Last Decade Would Have Made Money
During the ten years leading up to October 6, 2023 (the trading day prior to Trian resurfacing), there were 2,519 trading days. If a Disney shareholder bought stock on 93% of those days, their shares would be worth less than they paid.
Click here for more important information
Source: FactSet as of 10/06/23

Disney Stock: For a Decade, It's Been a Losing Proposition | Trian

From restorethemagic.com

 Exhibit 3

Exhibit 4

Proxy Adviser Egan-Jones Backs Nelson Peltz’s Slate in Disney Board Vote

Bloomberg

By Thomas Buckley

26 March 2024

(Bloomberg) -- Proxy adviser Egan-Jones said Walt Disney Co. stockholders should support billionaire activist Nelson Peltz’s nominees to the entertainment giant’s board, saying it will force the company to “listen to new and different ideas.”

The endorsements issued Tuesday provide a boost to Peltz’s Trian Fund Management LP, which controls about $3.5 billion of Disney shares. Trian has nominated Peltz as well as Jay Rasulo, Disney’s former chief financial officer. Institutional Shareholder Services last week also backed Peltz’s nomination.

Egan-Jones also withheld support for two existing Disney board members, Mike Froman and Mel Lagomasino, and three other outside nominees, in a report that criticized Disney on a number of fronts.

In particular, Egan-Jones cited Disney’s lack of a management succession plan, its “highly problematic” relationship with the state government in Florida and the company’s “extremely dangerous entrance of the company and its management” into the nation’s culture wars.

The adviser said Disney’s board “appears cut off and unwilling to engage with investors and the broader market.”

Officials at Disney had no immediate comment. Representatives for Peltz didn’t immediately respond to a request for comment.

Egan-Jones credited Peltz’s “record of prompting bold action to drive operational turnarounds” previously and Rasulo’s in-depth knowledge of Disney as reasons to back them.

Last week, ISS also withheld support for Lagomasino, the former chair of JPMorgan Chase & Co.’s private banking business who’s served on the Disney board since 2015.

Peltz’s efforts to gain board seats at Burbank, California-based Disney will be decided at the company’s April 3 annual meeting.

Shares of Disney were little changed in extended trading after the report came out. They closed Tuesday at $119.93, also little changed, and are up 33% this year.